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                                                                    EXHIBIT 99.1

         PacificNet Announces Joint Venture Agreement with International
           Elite Limited, Enters Value-added Telecom and CRM Service
                            Market in Greater China.

HONG KONG, December 22, 2002 /PRNewswire-FirstCall/ -- PacificNet Inc. (Nasdaq:PACT) announced that it has signed an agreement to establish an equity joint venture company with International Elite Limited, a leading provider of value-added telecom services in Greater China.

Key terms of the joint venture agreement:
* Name of the joint venture company: PacificNet Communications Limited - Macao Commercial Offshore, to be registered in the Macao Special Administrative Region (SAR) of China.
* PacificNet will own 50.1% of the joint venture while the five shareholders of International Elite Limited will own 49.9%.
* International Elite Limited will contribute a number of telecom business contracts valued at US$21.3 million by HLB Hodgson Impey Cheng (CPA) in a valuation report dated December 20, 2002.
* PacificNet will contribute a number of restricted shares of its common stock based on its closing price at the signing of this agreement as investment capital into the joint venture, which will be held by an escrow agent in trenchers upon accomplishment of agreed upon milestones by the joint venture.
* All of the escrowed shares will be released by the escrow agent, provided that the joint venture generates USD$3,000,000 net income for the fiscal year ended December 31, 2003.
* In the event that the joint venture contributes less than the US$3,000,000 net income requirement in 2003, the shareholders of International Elite Limited will pay PacificNet an amount in cash equal to the amount of shortfall in net income.
* The scope of business of the joint venture includes: provision of value-added telecom services including call center, telemarketing, CRM, database and data-mining services, wireless communications, mobile applications, paging, roaming, short messaging services (SMS), multimedia messaging services (MMS), mobile commerce, VoIP, etc. in the Greater China Region.

The Company believes that the operations of the joint venture should be accretive to PacificNet's revenues, profits, and earnings per share in 2003. The joint venture contract is subject to customary corporate approvals and is expected to close on or before March 31, 2003.

Tony Tong, CEO of PacificNet stated, "The joint venture is a compelling strategic move by PacificNet to capture part of the rapidly growing value-added telecom, SMS, and CRM services market in Greater China. We have high respect for our JV partner's business success and the strong telecom experience offered by their founders. We look forward to working with them closely as JV partners. We are planning further strategic moves in this market to increase our customer bases, revenue and profit fundamentals, and improve our shareholder value."

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Kin-Shing Li, Chairman of International Elite, stated, "We look forward to partnering with PacificNet in the joint venture. We are very excited about the management, marketing and technology synergies that a relationship with PacificNet makes possible. With China being the largest and fastest growing telecom market in the world with over 200 million mobile subscribers, we believe our experience will contribute to PacificNet's bottom line."

Nasdaq Listing Status

PacificNet has received a letter from NASDAQ satisfying its requirement that the Company demonstrate a market value of publicly held shares of at least $1,000,000 for a minimum of ten (10) consecutive trading days on or before December 9, 2002.

About PacificNet

PacificNet Inc. (www.PacifcNet.com) (Nasdaq:PACT) is a leading technology investment and management company that invests in systems integration, network communications, customer relationship management (CRM) solutions, information technology solutions, and telecommunications in Asia. The company grows by acquiring and managing growing technology and network communications businesses with established products and customers in Asia.


About International Elite Limited

International Elite Limited, registered in the Macao Special Administration Region (SAR) of China, is a leading provider of value-added telecom services, including Short Message Service (SMS), paging, roaming, Call Center, and Customer Relationship Management (CRM) in Greater China.

Mr. Kin-Shing Li, age 45, is the Chairman and founder of International Elite Limited. Mr. KS Li founded his first call center in China in 1988 as the founder and general manager of the 81st Army Paging Company in Guangzhou. In 1995, Mr. KS Li founded China-HongKong Telelink, the first roaming paging service provider between Hong Kong and China. In 1997, Mr. KS Li founded Directel Communications, a GSM sales and service company in partnership with Guangdong Mobile, a member of China Mobile (NYSE:CHL, HKSE:0941.HK). From 1997 to 1999, Mr. KS Li was the CEO of UTStarcom Hong Kong and a member of the Board of Directors of UTStarcom, Inc. (Nasdaq:USTI). In 1999, Mr. KS Li founded International Elite Limited and its Chinese subsidiary China Elite Info Company Limited, which is one of the largest centralized single-location outsourcing customer service call centers in Greater China with over 2000 staff, and was awarded the ISO9002 certification.

Mr. LI Yi-Sheng, age 67, is a co-founder, shareholder, and director of International Elite Limited and has over 40 years of experience in the telecom industry in China. From October 1997 to present, Mr. Li has been the Chairman of LinTech Limited , an affiliate company of China Telecom (NYSE:CHA , HKSE:0728.HK) GuangDong Office, based in Hong Kong. From 1995 to 1997, Mr. Li was the General Manager of Telpo Communications Limited, which is a parent company of China Mobile (NYSE:CHL, HKSE:0941.HK) and is wholly owned by the Ministry of Information Industry ("MII"). From 1983 to 1996, Mr. Li served as the Deputy and Bureau Chief of Guangdong Posts and Telecommunications Administration, the predecessor of the "MII" in Guangdong. From 1958 to 1983, Mr. Li served as the Deputy and Director of Guangdong Posts and Telecommunications Research Institute.
(Mr. LI Yi-Sheng has no family relationship with Mr. Kin-Shing Li)

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This news release contains forward-looking statements. Actual results may differ from any forward-looking statements contained in this news release due to a number of factors that could adversely affect PacificNet's business, financial condition, operating results and stock price. These factors are discussed in more detail in PacificNet's filings with the SEC at www.sec.gov.

IR CONTACTS

Email: ir@pacificnet.com
Jacob Lakhany, Corporate Investor Relations
USA Customer Service Support Center:
416 Production Street North Aberdeen, SD 57401, USA
Tel: +1-605-229-0307
Fax: +1-605-229-0394
Victor Tong, Director & VP
PacificNet USA Headquarter:
860 Blue Gentian Road, Suite 360, Eagan, MN 55121-1575, USA
Tel: +1-651-209-3100
Fax: +1-651-209-3103
Jessica Pang, Asia Investor Relations (Tel: +852-28762950)
PacificNet Hong Kong Office
Unit 1702, ChinaChem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong
Tel: +852-28762900
Fax: +852-27930689
Web: www.PacificNet.com

PacificNet Inc. (NASDAQ:PACT)
Unit 1702, ChinaChem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong
Tel: +852-28762900   Fax: +852-27930689
Web: www.PacificNet.com  , www.PacSo.com


PacificNet Company Introduction
    PacificNet Inc. (Nasdaq:PACT) is a leading technology investment and management company that invests in systems integration, network communications, customer relationship management (CRM) solutions, information technology solutions, and telecommunications in Asia. The company grows by acquiring and managing growing technology and network communications businesses with established products and customers in Asia.
    PacificNet Inc. ( www.PacificNet.com ), through its subsidiaries, provides systems integration, network communications, information technology, customer care and CRM solutions in Asia. The company grows by acquiring and managing growing technology and communications businesses with established products and customers in Asia.
    PacificNet Solutions Ltd. ( www.PacSo.com ) is a subsidiary of PacificNet Inc. with operations in Hong Kong, China, and Malaysia. PacificNet Solutions is a leading provider of systems integration and IT solutions with clients including Hong Kong Tourism Board, Shangri-La Hotels, CSL, Swire Group, Chinachem Ltd, Chevalier, Sony, So-net, HSBC, McDonald's, and others.